REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), is made and entered into as of October 4, 2013, by and among Firsthand Technology Value Fund, Inc., a Maryland corporation (the “Company”), and the persons identified on Schedule A hereto (collectively, the “Purchasers” and each individually, a “Purchaser”).

WHEREAS, IO Newco Inc. (“NewCo”), a wholly-owned subsidiary of the Company, and IntraOp Medical Corporation (“IntraOp”) have entered into an Asset Purchase Agreement dated July 15, 2013 (as amended or modified, the “Asset Purchase Agreement”), pursuant to which NewCo has agreed to acquire substantially all of the assets of IntraOp (“IntraOp”) via a 363 sale under the Bankruptcy Code (as defined in the Asset Purchase Agreement);

WHEREAS, the Company and the Purchasers have entered into that certain Exchange Agreement (the “Exchange Agreement”) dated October 4, 2013, pursuant to which (a) each of the Noteholder Purchasers (as defined in the Exchange Agreement) shall exchange a portion of the Intraop Debentures (as defined in the Exchange Agreement) held by them for newly issued shares of Common Stock (as defined below), and (b) each of the Factoring Lender Purchasers (as defined in the Exchange Agreement) shall exchange a portion of the Intraop Factoring Credit Interests (as defined in the Exchange Agreement) held by them for newly issued shares of Common Stock; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Exchange Agreement, and pursuant to the terms of the Exchange Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Purchasers as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1.         Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company (and any successor governing body of the Company or any successor of the Company).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Exchange Agreement” has the meaning set forth in the recitals.

“First Anniversary” means the first anniversary of the closing of the transactions contemplated by the Exchange Agreement.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Company or any of its Property or any of the Purchasers.

“Purchasers” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means (a) the shares of Common Stock held by the Purchasers as set forth on Schedule A to this Agreement, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities become eligible for resale without restrictions pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Purchasers (assuming that such securities were at no time held by an Affiliate of the Company), (iv) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (v) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Second Anniversary” means the second anniversary of the closing of the transactions contemplated by the Exchange Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.

“Third Anniversary” means the third anniversary of the closing of the transactions contemplated by the Exchange Agreement.

2.          Shelf Registration.

(a)           To the extent that the Company does not have as of the First Anniversary, the Second Anniversary or the Third Anniversary, as applicable, an effective shelf Registration Statement under which the Registrable Securities could be immediately offered and sold, the Company shall prepare and file with the Commission separate Registration Statements covering the resale of the Registrable Securities for offerings to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as follows: (i) a Registration Statement covering at least 25% of the Registrable Securities by the First Anniversary; (ii) a Registration Statement covering such additional Registrable Securities such that by the Second Anniversary at least 50% of all Registrable Securities shall be covered by the Registration Statements referred to in clauses (i) and (ii) of this Section 2(a); and (iii) a Registration Statement covering the remaining Registrable Securities by the Third Anniversary such that all Registrable Securities shall be covered by a Registration Statement and can be immediately offered and sold pursuant thereto.  In lieu of the foregoing, the Company may, in its sole discretion, elect to file a Registration Statement with the Commission to register 100% of the Registrable Securities on or before the First Anniversary.  Each Registration Statement required hereby shall be on Form N-2.  Subject to the terms of this Agreement, the Company shall use its commercially reasonable best efforts to keep any such Registration Statement filed pursuant hereto continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Purchasers. The Company agrees to use commercially reasonable efforts to notify the Purchasers of the effectiveness of a Registration Statement as soon as practicable after the Company confirms effectiveness with the Commission.

(b)           Notwithstanding the foregoing, the Company shall have the right (the “Deferral Right”) to defer any such filing (or suspend sales under any filed Registration Statement or defer the updating of any filed Registration Statement and suspend sales thereunder) for a period of not more than 90 days per any one year period ending on December 31, if, the Company’s board of directors determines, in good faith, that it would be materially detrimental to the Company and its stockholders to file such Registration Statement or continue sales under a filed Registration Statement and concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing of such registration statement or suspend such sales at such time.  The Company shall provide prompt written notice (but in any event within 72 hours of its decision) to each holder of Registrable Securities of its decision to exercise the Deferral Right or to take any other action with respect thereto.

3.           Lock-up Agreement. Each holder of Registrable Securities agrees that in connection with any public offering of the Company's Common Stock or other equity securities, and upon the request of the managing underwriter in such offering, such holder shall execute a Lock-Up Agreement (the “Lock-Up Agreement”) in substantially the form as Exhibit B to this Agreement. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the Lock-Up Agreement or which are necessary to give further effect thereto.

4.           Registration Procedures. Subject to Section 2, the Company shall use its commercially reasonable best efforts to effect the registration of Registrable Securities pursuant to one or more Registration Statements in accordance with and as required by Section 2 of this Agreement and to facilitate the sale of such Registrable Securities in accordance with the intended method of disposition thereof.  In connection therewith, at its expense, the Company will use its commercially reasonable best efforts to:

(a)           prepare and file with the Commission a Registration Statement(s) with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such Registration Statement(s) to become effective;

(b)           prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(c)           within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)           notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e)           furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)           use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4(f);

(g)           notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)           make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(i)           provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)           use its commercially reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by the holders of a majority of such Registrable Securities;

(k)           in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(l)           otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(m)           furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings;

(n)           without limiting Section 4(f) above, use its commercially reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)           notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)           advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(q)           otherwise use its commercially reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

5.           Expenses. All fees and expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration), shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder.

6.           Indemnification.

(a)           The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities.

(b)           In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder for the purpose of inclusion in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus or any amendment thereof or supplement thereto; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld), and provided further, that each such holder’s obligation to indemnify pursuant hereto shall be several, not joint and several, and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 6, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration and held by the conflicted parties prior to their sale under such Registration Statement, at the expense of the indemnifying party.

(d)           If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

7.           Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

8.           Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form N-2 (or any successor form), the Company shall:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date the Registration Statement relating to such Registrable Securities becomes effective;

(b)           use commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(c)           furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

9.           Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 5 and Section 6 shall survive any such termination.

10.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

If to the Company:	Firsthand Technology Value Fund, Inc. 50 Almaden Boulevard, Suite1250 San Jose, California Facsimile: (408) 886-7096 Attention: Kevin Landis
with copies to:
Firsthand Capital Management, Inc.
150 Almaden Boulevard, Suite 1250
San Jose, California 95113
Facsimile: (408) 886-7096
Attention: Kelvin K. Leung, Esq.

and

Paul Hastings LLP
55 Second Street, 24th Floor
San Francisco, California 94105
Facsimile: (415) 856-7100
Attention: David A. Hearth, Esq.

If to any Purchaser, to such Purchaser’s address as set forth on such Purchaser’s signature page hereto.

11.           Entire Agreement. This Agreement, together with the Exchange Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Exchange Agreement, the terms and conditions of this Agreement shall control.

12.           Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Purchaser may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Purchaser whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of a Purchaser herein and had originally been a party hereto.

13.           No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

14.           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

15.           Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16.           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17.           Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

18.           Governing Law; Submission to Jurisdiction. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.

19.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

FIRSTHAND TECHNOLOGY VALUE FUND, INC.

By:  /s/ Kevin Landis
Name: Kevin Landis
Title: President

Address:

150 Almaden Boulevard, Suite 1250
San Jose, California 95113
Attention:  Kevin Landis
Facsimile: (408) 886-7096

with a copy to:

Firsthand Capital Management, Inc.
150 Almaden Boulevard, Suite 1250
San Jose, California 95113
Attention: Kelvin K. Leung, Esq.
Facsimile: (408) 886-7096

[Signature Page to Registration Rights Agreement]

PURCHASERS  - INTRAOP DEBT HOLDERS
CONVERTIBLE DEBT

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202
Boulder, CO 80302
Facsimile: 303-447-1710

LACUNA HEDGE FUND LLLP
By: Lacuna Hedge GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By:  /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202
Boulder, CO 80302
Facsimile: 303-447-1710

/s/ Rawleigh Ralls
Rawleigh Ralls, an individual

Address:	744 Spruce Street
Boulder, CO 80302
Facsimile: 303-447-1710

2

PURCHASERS  - INTRAOP DEBT HOLDERS
CONVERTIBLE DEBT

VMG HOLDINGS, LLC

By:  /s/ Gregory S. Koonsman
Name:	Gregory S. Koonsman
Title:	Managing Partner

Address:	2515 McKinney Avenue, Suite 1500
Dallas, TX 75201
Facsimile:

ENCYCLOPEDIA EQUIPMENT FINANCE LLC

By: /s/ Oliver Janssen
Name:	Oliver Janssen
Title:	Member

Address:	131 Rivoli Street
San Francisco, CA 94117
Facsimile:

/s/ Hans Morkner
Hans Morkner, an individual

Address:	15720 Simoni Drive
San Jose, CA 95127
Facsimile:

3

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SENIOR

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202
Boulder, CO 80302
Facsimile: 303-447-1710

VMG HOLDINGS, LLC

By: /s/ Gregory S. Koonsman
Name:	Gregory S. Koonsman
Title:	Managing Partner

Address:	2515 McKinney Avenue, Suite 1500
Dallas, TX 75201
Facsimile:

/s/ Gregory S. Koonsman
Gregory S. Koonsman, an individual

Address:	2515 McKinney Avenue, Suite 1500
Dallas, TX 75201
Facsimile:

4

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SENIOR

ENCYCLOPEDIA EQUIPMENT FINANCE LLC

By: /s/ Oliver Janssen
Name:	Oliver Janssen
Title:	Member

Address:	131 Rivoli Street
San Francisco, CA 94117
Facsimile:

/s/ Jon O’Sullivan
Jon O’Sullivan, an individual

Address:	2215 Cedar Springs, Suite 1401
Dallas, TX 75201
Facsimile:

/s/ Zhenyu (Rocky) Zhang
Zhenyu (Rocky) Zhang, an individual

Address:	7760 Blundell Road, Suite 2
Richmond British Columbia, V6Y 359
Canada
Facsimile:

5

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SUPER SENIOR

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202
Boulder, CO 80302
Facsimile: 303-447-1710

LACUNA HEDGE FUND LLLP
By: Lacuna Hedge GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202
Boulder, CO 80302
Facsimile: 303-447-1710

DANSK HOLDING AF 1941 ASP

By: /s/ Hans Morkner
Name:	Hans Morkner
Title:	Director US

Address:	15720 Simoni Drive
San Jose, CA 95127
Facsimile:

6

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SUPER SENIOR

/s/ Gregory S. Koonsman
Gregory S. Koonsman, an individual

Address:	2515 McKinney Avenue, Suite 1500
Dallas, TX 75201
Facsimile:

JASPERSEN FLP II, LTD.
By: BDB Inc., its general partner

By: /s/ William S. Jaspersen
Name:	William S. Jaspersen
Title:	President

Address:	8111 Preston Road, Suite 850
Dallas, TX 75225
Facsimile:

/s/ Colin Carter
Colin Carter, an individual

Address:	4608 Abbot Ave, Suite 123
Dallas, TX 75205
Facsimile:

/s/ Robert Dobrient
Robert Dobrient, an individual

Address:	5522 Wenonah Drive
Dallas, TX 75209
Facsimile: (214) 526-4677

7

PURCHASERS  - INTRAOP DEBT HOLDERS
SUPER SUPER SUPER SENIOR

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202
Boulder, CO 80302
Facsimile: (303) 447-1710

LACUNA HEDGE FUND LLLP
By: Lacuna Hedge GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ Rawleigh Ralls
Name:	Rawleigh Ralls
Title:	Partner

Address:	1100 Spruce Street, Suite 202
Boulder, CO 80302
Facsimile: (303) 447-1710

/s/ Colin Carter
Colin Carter, an individual

Address:	4608 Abbot Ave, Suite 123
Dallas, TX 75205
Facsimile:

/s/ Craig McMahon
Craig McMahon, an individual

Address:	2278 Schooner Street
Lafayette, CO 80026
Facsimile: (303) 447-1710

8

FACTORING LENDER PURCHASERS
FACTORING CREDIT FACILITIES

CFC, INC.

By: /s/ Hans Morkner
Name:	Hans Morkner
Title:	Managing Director

Address:	15720 Simoni Drive
San Jose, CA 95127
Facsimile:

9

SCHEDULE A

PURCHASERS

Purchasers

Purchaser	SVVC Shares (1)
Lacuna Venture Fund LLLP	312,800
Lacuna Hedge Fund LLLP	65,611
Rawleigh Ralls	15,321
VMG Holdings II, LLC	14,695
Encyclopedia Equipment Finance LLC	13,336
Hans Morkner	31,212
Greg Koonsman	4,318
Jon O’Sullivan	1,420
Zhenyu (Rocky) Zhang	3,999
Jaspersen FLP II, Ltd	5,676
Colin Carter	4,722
Robert Dobrient	4,731
CFC, Inc.	37,711
Total	515,552

SCHEDULE B

Form of Lock-Up Agreement